                                                                     EXHIBIT 4.4

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES
THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN
PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE OPTION AGREES THAT IT WILL
NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION FOR A
PERIOD OF ONE YEAR FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER
THAN (I) EARLYBIRDCAPITAL, INC. ("EBC") OR AN UNDERWRITER OR A SELECTED DEALER
IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF EBC
OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF (I) THE
CONSUMMATION BY KBL HEALTHCARE ACQUISITION CORP. II ("COMPANY") OF A MERGER,
CAPITAL STOCK EXCHANGE, ASSET ACQUISITION OR OTHER SIMILAR BUSINESS COMBINATION
("BUSINESS COMBINATION") (AS DESCRIBED MORE FULLY IN THE COMPANY'S REGISTRATION
STATEMENT (DEFINED HEREIN)) AND (II) ______________, 2006. VOID AFTER 5:00 P.M.
EASTERN TIME, _____________, 2010.

                              UNIT PURCHASE OPTION

                               FOR THE PURCHASE OF

                                  250,000 UNITS

                                       OF

                       KBL HEALTHCARE ACQUISITION CORP. II

1. Purchase Option.

         THIS CERTIFIES THAT, in consideration of $_____ duly paid by or on behalf of ____________________ ("Holder"), as registered owner of this Purchase
Option, to KBL Healthcare Acquisition Corp. II ("Company"), Holder is entitled, at any time or from time to time upon the later of (i) the consummation of a
Business Combination and (ii) ___________, 2006 ("Commencement Date"), and at or
before 5:00 p.m., Eastern Time, _____________, 2010 ("Expiration Date"), but not
thereafter, to subscribe for, purchase and receive, in whole or in part, up to
Two Hundred Fifty Thousand (250,000) units ("Units") of the Company, each Unit consisting of one share of common stock of the Company, par value $.0001 per share ("Common Stock"), and two warrants ("Warrant(s)") expiring four years from the effective date ("Effective Date") of the registration statement
("Registration Statement") pursuant to which Units are offered for sale to the public ("Offering"). Each Warrant is the same as the warrants included in the
Units being registered for sale to the public by way of the Registration
Statement ("Public Warrants") except that the Warrants have an exercise price of
$6.25 per share. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would

terminate the Purchase Option. This Purchase Option is initially exercisable at
$9.90 per Unit so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase
Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

         2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise
Price for the Units being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this
Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 Legend. Each certificate for the securities purchased under this
Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended ("Act"):

             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         2.3 Cashless Exercise.

                  2.3.1 Determination of Amount. In lieu of the payment of the
Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock and
Warrants) in the manner required by Section 2.1, the Holder shall have the right
(but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into Units ("Conversion Right") as follows: upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units
(or that number of shares of Common Stock and Warrants (or that number of shares of comprising that number of Units) equal to the quotient obtained by dividing
(x) the "Value" (as defined below) of the portion of the Purchase Option being converted by (y) the Current Market Value (as defined below). The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of
Units underlying the portion of this Purchase Option being converted from (b)
the Current Market Value of a Unit multiplied by the number of Units underlying the portion of the Purchase Option being converted. As used herein, the term
"Current Market Value" per Unit at any date means the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Common Stock issuable upon exercise of the Warrants underlying one
Unit from (y) (i) the Current Market Price of the Common Stock multiplied by
(ii) the number of shares of Common Stock underlying one Unit, which shall include the shares of Common Stock underlying the Warrants included in such
Unit. Notwithstanding the foregoing, in the event that the Units are still trading, the "Current Market Value" of the Units shall mean (i) if the Units are listed on a national securities exchange or quoted on the Nasdaq

National Market, Nasdaq SmallCap Market or NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the last sale price of the Units in the principal trading market for the Units as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; or (ii) if the Units are not listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or the NASD OTC
Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for Units on the last trading day preceding the date in question for which such quotations are reported by the
Pink Sheets, LLC or similar publisher of such quotations. The "Current Market
Price" shall mean (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or NASD
OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the last sale price of the Common Stock in the principal trading market for the Common
Stock as reported by the exchange, Nasdaq or the NASD, as the case may be, on the last trading day preceding the date in question; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National
Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the
Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

                  2.3.2 Mechanics of Cashless Exercise. The Cashless Exercise
Right may be exercised by the Holder on any business day on or after the
Commencement Date and not later than the Expiration Date by delivering the
Purchase Option with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless
Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

3. Transfer.

         3.1 General Restrictions. The registered Holder of this Purchase
Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Purchase Option for a period of one year following the Effective Date to anyone other than (i) EBC or an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of EBC or of any such underwriter or selected dealer. On and after the second anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this
Purchase Option on the books of the Company and shall execute and deliver a new
Purchase Option or Purchase Options of like tenor to the appropriate assignee(s)
expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2 Restrictions Imposed by the Act. The securities evidenced by this
Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Miller shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-

effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and
Exchange Commission and compliance with applicable state securities law has been established.

4. New Purchase Options to be Issued.

         4.1 Partial Exercise or Transfer. Subject to the restrictions in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise
Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this
Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.       Registration Rights.

         5.1      Demand Registration.

                  5.1.1 Grant of Right. The Company, upon written demand
("Initial Demand Notice") of the Holder(s) of at least 51% of the Purchase
Options and/or the underlying Units and/or the underlying securities ("Majority
Holders"), agrees to register on one occasion, all or any portion of the
Purchase Options requested by the Majority Holders in the Initial Demand Notice
and all of the securities underlying such Purchase Options, including the Units,
Common Stock, the Warrants and the Common Stock underlying the Warrants
(collectively, the "Registrable Securities"). On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration
Statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The demand for registration may be made at any time during a period of five years beginning on the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any
Holder(s) to all other registered Holders of the Purchase Options and/or the
Registrable Securities within ten days from the date of the receipt of any such
Initial Demand Notice.

                  5.1.2 Terms. The Company shall bear all fees and expenses
attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such States as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a
State in which such registration would cause (i) the Company to be obligated to qualify to do business in such State, or would subject the Company to taxation as a foreign corporation doing business

in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 5.1.1 to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment.

         5.2      "Piggy-Back" Registration.

                  5.2.1 Grant of Right. In addition to the demand right of
registration, the Holders of the Purchase Options shall have the right for a period of seven years commencing on the Effective Date, to include the
Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule
145(a) promulgated under the Act or pursuant to Form S-8); provided, however, that if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable
Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, and (ii) without materially and adversely affecting the entire offering, then the Company will still be required to include the
Registrable Securities, but may require the Holders to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of 90 days from the effective date of the offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all stockholders in such public offering during such 90 day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities.

                  5.2.2 Terms. The Company shall bear all fees and expenses
attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Purchase Option is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within ten days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

         5.3 Damages. Should the registration or the effectiveness thereof required by Sections 5.1 and 5.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the
Holder(s), including, but not limited to, the loss of any profits that might have been received by the holder upon the sale of shares of Common Stock or
Warrants (and shares of Common Stock underlying the Warrants) underlying this
Purchase Option.

         5.4      General Terms.

                  5.4.1 Indemnification. The Company shall indemnify the
Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange
Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the underwriters contained in
Section 5 of the Underwriting Agreement between the Company, EBC and the other underwriters named therein dated the Effective Date. The Holder(s) of the
Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the
Company, its officers and directors and each person, if any, who controls the
Company within the meaning of Section 15 of the Act or Section 20(a) of the
Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section
5 of the Underwriting Agreement pursuant to which the underwriters have agreed to indemnify the Company.

                  5.4.2 Exercise of Purchase Options. Nothing contained in this
Purchase Option shall be construed as requiring the Holder(s) to exercise their
Purchase Options or Warrants underlying such Purchase Options prior to or after the initial filing of any registration statement or the effectiveness thereof.

                  5.4.3 Documents Delivered to Holders. The Company shall
furnish EBC, as representative of the Holders participating in any of the foregoing offerings, a signed counterpart, addressed to the participating
Holders, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to EBC, as representative of the Holders participating in the offering, the correspondence and memoranda described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit EBC, as representative of the
Holders, to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration state-

ment as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such
investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as EBC, as representative of the Holders, shall reasonably request.
The Company shall not be required to disclose any confidential information or other records to EBC, as representative of the Holders, or to any other person, until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company), with the Company with respect thereto.

                  5.4.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any
Holders whose Registrable Securities are being registered pursuant to this
Section 5, which managing underwriter shall be reasonably acceptable to the
Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the
Company or the underwriters except as they may relate to such Holders and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 5. Each Holder shall also furnish to the
Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

                  5.4.5 Rule 144 Sale. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall have no obligation pursuant to
Sections 5.1 or 5.2 for the registration of Registrable Securities held by any
Holder (i) where such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder, and (ii) where the number of Registrable Securities held by such Holder is within the volume limitations under paragraph (e) of Rule 144
(calculated as if such Holder were an affiliate within the meaning of Rule 144).

                  5.4.6 Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such
Holder's receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable
Securities current at the time of receipt of such notice.

6. Adjustments.

         6.1 Adjustments to Exercise Price and Number of Securities. The
Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

                  6.1.1 Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 6.4 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of
Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants. For example, if the
Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of one Unit at $6.60 per whole Unit
(each Warrant underlying the Units is exercisable for $5.00 per share), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of one Unit at $6.60 per Unit, each Unit entitling the holder to receive two shares of Common Stock and four Warrants (each Warrant exercisable for $2.50 per share).

                  6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.4, the number of outstanding shares of
Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

                  6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of
Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation
(other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter
(until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of
Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by
Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to

Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section
6.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  6.1.4 Changes in Form of Purchase Option. This form of
Purchase Option need not be changed because of any change pursuant to this
Section, and Purchase Options issued after such change may state the same
Exercise Price and the same number of Units as are stated in the Purchase
Options initially issued pursuant to this Agreement. The acceptance by any
Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

         6.2      [Intentionally Omitted]

         6.3 Substitute Purchase Option. In case of any consolidation of the
Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of each
Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in
Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

         6.4 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of
Common Stock or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants underlying the
Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The
Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase
Options shall be outstanding, the Company shall use its best efforts to cause all (i) Units and shares of Common Stock issuable upon exercise of the Purchase
Options, (iii) Warrants issuable upon exercise of the Purchase Options and (iv)
shares of Common Stock issuable upon exercise of the Warrants included in the
Units issuable upon exercise of the Purchase Option to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market, SmallCap Market, OTC Bulletin

Board or any successor trading market) on which the Units, the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

8. Certain Notice Requirements.

         8.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the
Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

         8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i)
if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company
(other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice").
The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the
Company's President and Chief Financial Officer.

         8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

                        KBL Healthcare Acquisition Corp. II
                        645 Madison Avenue, 14th Floor
                        New York, New York 10022
                        Attn:   Zachary Berk, Chairman

                                       10

9. Miscellaneous.

         9.1 Amendments. The Company and EBC may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and EBC may deem necessary or desirable and that the Company and EBC deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

         9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

10. Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase
Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         10.1 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase
Option or any provisions herein contained.

         10.2 Governing Law; Submission to Jurisdiction. This Purchase Option
shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the
Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the
Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         10.3 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the
Company or any Holder to thereafter enforce each and every provision of this
Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-

                                       11

fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         10.4 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         10.5 Exchange Agreement. As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and EBC enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

         10.6 Underlying Warrants. At any time after exercise by the Holder of this Purchase Option, the Holder may exchange his Warrants (with a $6.25 exercise price) for Public Warrants (with a $5.00 exercise price) upon payment to the Company of the difference between the exercise price of his Warrant and the exercise price of the Public Warrants.

                                       12

         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of __________, 2005.

                                       KBL HEALTHCARE ACQUISITION CORP. II

                                       By:
                                          ------------------------------
                                          Name:  Marlene Krauss, M.D.
                                          Title: Chief Executive Officer

                                       13

Form to be used to exercise Purchase Option:

KBL Healthcare Acquisition Corp. II
645 Madison Avenue, 14th Floor
New York, New York 10022

Date:_________________, 200__

                  The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Option and to purchase ____ Units of KBL
Healthcare Acquisition Corp. II and hereby makes payment of $____________ (at the rate of $_________ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase
Option is exercised in accordance with the instructions given below.

                                       or

                  The undersigned hereby elects irrevocably to convert its right to purchase _________ Units purchasable under the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (with a
"Value" based of $_______ based on a "Market Price" of $_______). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

                                                 ------------------------------
                                                 Signature

                                                 ------------------------------
                                                 Signature Guaranteed

                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
    ------------------------------------------------------------
                       (Print in Block Letters)

Address
       ---------------------------------------------------------

                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE
GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A
FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                       14

Form to be used to assign Purchase Option:

                                   ASSIGNMENT

                  (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

                  FOR VALUE RECEIVED,___________________________________________
does hereby sell, assign and transfer unto______________________________________
the right to purchase __________ Units of KBL Healthcare Acquisition Corp. II
("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 200_

                                                 ------------------------------
                                                 Signature

                                                 ------------------------------
                                                 Signature Guaranteed

                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE
GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A
FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                       15